As filed with the Securities and Exchange Commission on May 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coca-Cola Bottling Co. Consolidated

(Exact name of registrant as specified in its charter)

Delaware	56-0950585
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Coca-Cola Bottling Co. Consolidated

Amended and Restated Long-Term Performance Plan

(Full title of the plan)

James E. Harris

Senior Vice President, Shared Services and Chief Financial Officer

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

(Name and address of agent for service)

(704) 557-4400

(Telephone number, including area code, of agent for service)

Copy to:

Dumont Clarke, IV, Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $1.00 par value	250,000	$62.37	$15,592,500	$1,786.90

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of additional shares of Common Stock of the Registrant that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low sales prices of the Registrant’s Common Stock reported on The NASDAQ Stock Market LLC on May 4, 2012, which prices were $62.95 and $61.78, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of 250,000 shares of Common Stock, par value $1.00 per share, of Coca-Cola Bottling Co. Consolidated (the “Registrant” or the “Company”) to be offered from time to time pursuant to the Coca-Cola Bottling Co. Consolidated Long-Term Performance Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to eligible participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to eligible participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission (File No. 0-9286) are incorporated by reference herein:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2012; and

•

The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on January 29, 1973 with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s Amended and Restated Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

Section 145 of the Delaware General Corporation Law (the “DGCL”), permits the Company to indemnify any person liable by reason of the fact that he is a party to, or is threatened to be made or was a party to, a threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (including an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company, trust or “other enterprise” against expenses, judgments, fines and amounts paid in settlement he actually and reasonably incurred in connection with such an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company (and, in the case of a criminal action or proceeding, had no reason to believe his conduct was unlawful). In the case of an action by or in the right of the Company, indemnification is generally limited to attorneys’ fees and other expenses and is not available with respect to any claim, issue or matter as to which the person was adjudged liable to the Company unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Expenses incurred by an officer or director in defending an action, suit or proceeding may be paid by the Company in advance of the final disposition of such an action, suit or proceeding if the officer or director agrees to repay such amount in the event it is determined that he was not entitled to it.

Section 145 also permits the Company to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent serving as described above whether or not the Company would have the power to indemnify such person under Section 145. The Company currently maintains such policies for its directors and officers.

The Company’s Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted under Section 102(b)(7) of the DGCL, the personal liability of the Company’s directors. Section 102(b)(7) provides that a director’s personal liability may not be eliminated: (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any matter in respect of which such director shall be liable under Section 174 of the DGCL (relating to, among other things, willful or negligent payment of prohibited dividends); or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.		Description

4.1		Restated Certificate of Incorporation of Coca-Cola Bottling Co. Consolidated (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended June 29, 2003)

4.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 10, 2007)

4.3		Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan (incorporated by reference to Appendix D to the Company’s Form DEF 14A filed March 28, 2012)

5.1	*	Opinion of Moore & Van Allen PLLC

23.1	*	Consent of PricewaterhouseCoopers LLP

23.2	*	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 11th day of May, 2012.

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ James E. Harris
James E. Harris
Senior Vice President, Shared Services and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James E. Harris, Clifford M. Deal, III and William J. Billiard, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as any of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ J. Frank Harrison, III J. Frank Harrison, III	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2012

/s/ H.W. McKay Belk H.W. McKay Belk	Director	May 11, 2012

Alexander B. Cummings, Jr.	Director

/s/ Sharon A. Decker Sharon A. Decker	Director	May 11, 2012

/s/ William B. Elmore William B. Elmore	President, Chief Operating Officer and Director	May 11, 2012

/s/ Morgan H. Everett Morgan H. Everett	Director	May 11, 2012

/s/ Deborah H. Everhart Deborah H. Everhart	Director	May 11, 2012

/s/ Henry W. Flint Henry W. Flint	Vice Chairman of the Board of Directors and Director	May 11, 2012

/s/ William H. Jones William H. Jones	Director	May 11, 2012

/s/ James H. Morgan James H. Morgan	Director	May 11, 2012

/s/ John W. Murrey, III John W. Murrey, III	Director	May 11, 2012

/s/ Dennis A. Wicker Dennis A. Wicker	Director	May 11, 2012

/s/ James E. Harris James E. Harris	Senior Vice President, Shared Services and Chief Financial Officer (Principal Financial Officer)	May 11, 2012

/s/ William J. Billiard William J. Billiard	Vice President, Operations Finance and Chief Accounting Officer (Principal Accounting Officer)	May 11, 2012

INDEX TO EXHIBITS

Exhibit No.		Description

4.1		Restated Certificate of Incorporation of Coca-Cola Bottling Co. Consolidated (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended June 29, 2003)

4.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 10, 2007)

4.3		Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan (incorporated by reference to Appendix D to the Company’s Form DEF 14A filed March 28, 2012)

5.1	*	Opinion of Moore & Van Allen PLLC

23.1	*	Consent of PricewaterhouseCoopers LLP

23.2	*	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed herewith